Exhibit 99.01

Certification Pursuant To 18 U.S.C. Section 1350,

As Adopted Pursuant To

Section 906 of The Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of Versant Corporation (the “Company”) on Form 10-Q for the period ending July 31, 2002 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Nick Ordon, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge based upon a review of the report, that:

(1)          The Report fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934 as amended; and

(2)          The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company for the periods presented therein.

/s/ Nick Ordon
Nick Ordon
President and Chief Executive Officer
September 10, 2002